   As filed with the Securities and Exchange Commission on November 7, 2000
                                                   Registration No. 333-________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                          __________________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                          __________________________


                     OPTICAL COMMUNICATION PRODUCTS, INC.
            (Exact name of registrant as specified in its charter)



          Delaware                                        95-4344224
   (State or other jurisdiction                (IRS Employer Identification No.)
of incorporation or organization)

                              20961 Knapp Street
                         Chatsworth, California  91311
              (Address of principal executive offices) (Zip Code)

        OPTICAL COMMUNICATION PRODUCTS, INC. 2000 STOCK INCENTIVE PLAN
       OPTICAL COMMUNICATION PRODUCTS, INC. EMPLOYEE STOCK PURCHASE PLAN SPECIAL OPTION GRANTS TO MUOI VAN TRAN, MOHAMMAD GHORBANALI AND SUSIE L. NEMETI
                 (PURSUANT TO WRITTEN COMPENSATION AGREEMENTS)

                          (Full title of the Plan(s))

                          __________________________

                                 Muoi Van Tran
                            Chief Executive Officer
                     OPTICAL COMMUNICATION PRODUCTS, INC.
                              20961 Knapp Street
                         Chatsworth, California  91311
                    (Name and address of agent for service)
                                (818) 701-0164
         (Telephone Number, including area code, of agent for service)

                          __________________________


                                                  CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                           Amount to be         Proposed Maximum           Proposed Maximum          Amount of
Title of Securities to be Registered      Registered (1)    Offering Price per Share   Aggregate Offering Price   Registration Fee
-------------------------------------    -----------------  ------------------------   ------------------------   ----------------
Optical Communication Products, Inc.     11,591,680 shares         $  18.50 (2)         $214,446,080.00 (2)           $56,613.77
------------------------------------
2000 Stock Incentive Plan
-------------------------
Class A Common Stock, $0.001 par value

Optical Communication Products, Inc.        300,000 shares         $  18.50 (2)         $  5,550,000.00 (2)           $ 1,465.20
------------------------------------
Employee Stock Purchase Plan
----------------------------
Class A Common Stock, $0.001 par value

Special Option Grants Pursuant to
---------------------------------
Written Compensation Agreements
-------------------------------
Class A Common Stock, $0.001 par value

   Muoi Van Tran                          3,301,200 shares         $0.00025 (3)         $        825.30 (3)           $     0.22
   Mohammad Ghorbanali                    2,163,880 shares         $0.00025 (3)         $        540.97 (3)           $     0.14

Special Option Grants Pursuant to
---------------------------------
Written Compensation Agreements
-------------------------------
Class A Common Stock, $0.001 par value

   Muoi Van Tran                          1,330,200 shares         $11.00 (3)         $14,632,200.00 (3)            $ 3,862.90

   Mohammad Ghorbanali                    1,088,360 shares         $11.00 (3)         $11,971,960.00 (3)            $ 3,160.60

   Susie L. Nemeti                          883,120 shares         $11.00 (3)         $ 9,714,320.00 (3)            $ 2,564.58

                                        -------------------                      ----------------------------    --------------
                                         20,658,440 shares                            $256,315,926.27               $67,667.41
                                        ===================                      ============================    ==============


(1) This Registration Statement shall also cover any additional shares of Class A Common Stock which become issuable under the Optical Communication Products, Inc. 2000 Stock Incentive Plan, Optical Communication Products, Inc. Employee Stock Purchase Plan, and the special option grants to Muoi Van Tran, Mohammad Ghorbanali and Susie L. Nemeti by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Class A Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling price per share of the Registrant's Class A Common Stock on November 3, 2000, as reported by the Nasdaq National Market.


(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the exercise price of each of the individual options.

                                    PART II

              Information Required in the Registration Statement

Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

               Optical Communication Products, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

          (a) The Registrant's prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "1933 Act"), in connection with the Registrant's Registration Statement No. 333-44862 in which there is set forth the audited financial statements for the Registrant's fiscal year ended September 30, 1999 and the nine months ended June 30, 2000;

          (b) The Registrant's Registration Statement No. 000-31861 on Form 8-A12G filed with the Commission on October 30, 2000 pursuant to
               Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Class A Common Stock.

               All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities
          -------------------------

                    Not applicable.

Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

                    Not applicable.

Item 6.   Indemnification of Directors and Officers
          -----------------------------------------

               The Registrant has included in its Certificate of Incorporation a provision indicating that, to the extent permitted by Delaware General Corporation Law, the Registrant's directors will not be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as directors, except for liability: (i) for any breach of the director's duty of loyalty to it or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware, which relates to unlawful dividends; or (iv) for any transaction from which the director derived an improper personal benefit.

          The Registrant's bylaws provide for the indemnification of its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law. The Registrant may limit the extent of such indemnification by individual contracts with its directors and executive officers, but has not done so. The Registrant is not, however, required to indemnify any director or executive officer in connection with any proceeding initiated by that director or executive officer or any proceeding by that director of executive officer against it or its directors, officers, employees or other agents unless (a) indemnification is expressly required to be made by law, (b) the proceeding was authorized by the Registrant's board of directors or (c) indemnification is provided by the Registrant, in its sole discretion, pursuant to the powers vested under the Delaware General Corporation Law. The Registrant is required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the Registrant's bylaws or otherwise.

               The Registrant has entered into indemnification agreements with its directors and executive officers. These agreements contain provisions that may require the Registrant to indemnify these directors and officers against liabilities that may arise because of their status or service as directors or officers, except for liabilities arising from willful misconduct of a culpable nature, advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and obtain directors' and officers' liability insurance if it is maintained for other directors or officers. These agreements do not require the Registrant to indemnify its directors and officers in situations where: (i) the remuneration paid to the director or executive officer is determined by final judgment to be in violation of law; (ii) a judgment is rendered against the director or executive officer for an accounting of profits made from the purchase or sale of the Registrant's securities pursuant to the provisions of Section 16(b) of the 1934 Act; (iii) the director's or officer's conduct is adjudged to have been knowingly fraudulent or deliberately dishonest, or constitutes willful misconduct; or (iv) a court determines that indemnification under the circumstances is not lawful.

Item 7.   Exemption from Registration Claimed
          -----------------------------------

                    Not applicable.

Item 8.   Exhibits
          --------

Exhibit Number     Exhibit
--------------     -------

       4           Instruments Defining the Rights of Stockholders. Reference is
                   made to Registrant's Registration Statement No. 000-31861 on
                   Form 8-A12G, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(b) to
                   this Registration Statement.
       5           Opinion and consent of Brobeck, Phleger & Harrison LLP.
      23.1         Consent of Deloitte & Touche, Independent Accountants.
      23.2         Consent of Brobeck, Phleger & Harrison LLP is contained in
                   Exhibit 5.
      24           Power of Attorney. Reference is made to page II-4 of this
                   Registration Statement.
      99.1         Optical Communication Products, Inc. 2000 Stock Incentive
                   Plan.
      99.2         Optical Communication Products, Inc. Employee Stock Purchase
                   Plan.
      99.3         Optical Communication Products, Inc. Form of Written
                   Compensation Agreement (1993 Version).
      99.4         Optical Communication Products, Inc. Form of Written
                   Compensation Agreement (2000 Version).


Item 9.  Undertakings
         ------------

               A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 2000 Stock Incentive Plan, Employee Stock Purchase Plan, or special option grants pursuant to written compensation agreements with Muoi Van Tran, Mohammad Ghorbanali and Susie L. Nemeti.

               B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth, State of California on this 2nd day of November, 2000.

                                 Optical Communication Products, Inc.



                                 By:  /s/ Muoi Van Tran
                                      ------------------------------------
                                      Muoi Van Tran
                                      Chief Executive Officer



                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of Optical Communication Products, Inc., a Delaware corporation, do hereby constitute and appoint Muoi Van Tran, Chief Executive Officer and Susie L. Nemeti, Chief Financial Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                                       Title                                   Date
------------------------------------    --------------------------------------------------   ----------------
/s/ Muoi Van Tran                       Chief Executive Officer, President and Director      November 2, 2000
------------------------------------    (Principal Executive Officer)
Muoi Van Tran

/s/ Susie L. Nemeti                     Chief Financial Officer, Secretary, Vice President   November 2, 2000
------------------------------------    of Finance and Administration, and Director
Susie L. Nemeti                         (Principal Financial and Accounting Officer)

          Signature                         Title                  Date
-----------------------------        -------------------      ----------------

/s/ Mohammad Ghorbanali              Director                 November 2, 2000
-----------------------------
Mohammad Ghorbanali

/s/ Masato Sakamoto                  Director                 November 2, 2000
-----------------------------
Masato Sakamoto

/s/ Kunihiro Matsubara               Director                 November 2, 2000
-----------------------------
Kunihiro Matsubara

/s/ Yoshihisa Okada                  Director                 November 2, 2000
-----------------------------
Yoshihisa Okada

/s/ Mitsuyoshi Shibata               Director                 November 2, 2000
-----------------------------
Mitsuyoshi Shibata